UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2010

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 23, 2010, Progenics Pharmaceuticals, Inc. and Wyeth Pharmaceuticals, a division of Wyeth LLC (a Pfizer Inc. subsidiary), amended their October 2009 Termination and Transition Agreement (Transition Agreement) to extend the period of the transition to Progenics of responsibility for the development and commercialization of RELISTOR® methylnaltrexone bromide after termination of their December 2005 License and Co-Development Agreement. Under this amendment, Wyeth will continue to commercialize RELISTOR through December 31, 2010 in the United States and the rest of the world other than Japan, subject to U.S. and ex-U.S. country-by-country extension, at Progenics’ option in certain circumstances, to March 31, 2011, and subject to ex-U.S. country-by-country early transition at Progenics’ option.  Wyeth will continue to pay the remaining installments of the $10 million which it agreed to pay Progenics under the Transition Agreement.  Wyeth is not obligated to pay royalties to Progenics in respect of U.S. sales after September 30, 2010.  Under the Transition Agreement, Wyeth is not obligated to pay royalties to Progenics with respect to ex-U.S. sales (i) during the fourth quarter of 2010 to the extent that certain financial targets for such quarter are not met and (ii) after December 31, 2010.  After September 30, 2010, Wyeth will have broader discretion than under the Transition Agreement to allocate resources to commercialization of RELISTOR worldwide.  Certain transition activities provided for in the Transition Agreement will be coordinated with the extended periods described above.  Other provisions of the Transition Agreement are unaffected by this amendment. The amendment also provides for mutual releases between the parties and other customary provisions.

The foregoing summary of the amendment is qualified in its entirety by reference to the text thereof, a redacted copy of which will be filed as an exhibit to Progenics’ Annual Report on Form 10-K for the year ended December 31, 2010.  The information in this Current Report on Form 8-K is also subject to a number of risks and uncertainties, including those set forth or referred to in the Disclosure Notice contained in Progenics’ press release relating to the amendment, a copy of which has been filed as an Exhibit to its Current Report on Form 8-K dated September 27, 2010.  The information contained in such release is incorporated into this Item 1.01 by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
          By:  /s/ ROBERT A. MCKINNEY
Robert A. McKinney
Chief Financial Officer, Senior Vice President,
Finance & Operations and Treasurer

Date:  September 29, 2010